Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of WestPoint Stevens Inc. pertaining to the WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan of our report dated February 5, 1998, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP




Columbus, Ga.
September 8, 1998

















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